{McGladrey & Pullen LLP Letterhead}

March 4, 2005

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read The Bank Holdings statements included under Item 4.01 of its Form 8-K dated March 1, 2005, and we agree with such statements concerning our firm.

McGLADREY & PULLEN, LLP